Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces 2021 Financial Results and Initiates 2022 Guidance

Sarasota, Florida, February 2, 2022 ... Roper Technologies, Inc. (NYSE: ROP) reported financial results for the fourth quarter and full year ended December 31, 2021. Unless otherwise noted, the results and guidance in this press release are presented on a continuing operations basis.

Fourth Quarter 2021
Fourth quarter GAAP and adjusted revenue increased 13% to $1.51 billion, with organic revenue also increasing 13%. GAAP diluted earnings per share (“DEPS”) was $1.87 and adjusted DEPS from continuing operations was $3.73.

Adjusted EBITDA increased 12% to $576 million and adjusted EBITDA margin decreased 10 basis points to 38.1%. Operating cash flow and free cash flow each increased 4% to $547 million and $529 million, respectively.

Full Year 2021
Full year GAAP and adjusted revenue increased 19% to $5.78 billion, while organic revenue increased 9%.

Adjusted EBITDA increased 22% to $2.21 billion and adjusted EBITDA margin expanded 90 basis points to 38.2%. Operating cash flow was $1.87 billion and adjusted free cash flow increased 19% to $1.80 billion.

“This was another excellent year for Roper,” said Neil Hunn, Roper Technologies’ President and CEO. “Our businesses delivered 9% organic growth enabled by our ongoing commitment to innovation, continued migration to our recurring revenue SaaS solutions, and an improving macro recovery. During the year, we exceeded our debt paydown plan, fueled by our 19% growth in free cash flow. The proceeds from our announced divestiture of TransCore, which we expect to receive during the first quarter, will further expand our capacity for capital deployment.”

2022 Outlook and Guidance

“Roper is entering 2022 with considerable tailwinds,” said Mr. Hunn. “Specifically, we head into this year with software recurring revenue momentum, strong demand, record levels of backlog, and favorable market conditions. Combined with our balance sheet strength and large pipeline of high-quality acquisition opportunities, Roper is well positioned for continued double-digit cash flow compounding.”

Roper expects full year 2022 adjusted DEPS of $15.25 - $15.55 with first quarter adjusted DEPS of $3.63 - $3.67.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures, as well as any redeployment of proceeds from announced divestitures.

Discontinued Operations

During 2021, Roper signed definitive agreements to divest its TransCore, Zetec, and CIVCO Radiotherapy businesses. Roper has completed the divestitures of Zetec and CIVCO Radiotherapy and expects the TransCore transaction to close in the first quarter of 2022, subject to customary closing conditions, including regulatory approvals. The financial results for these businesses are reported as discontinued operations for all periods presented.

Conference Call to be Held at 8:00 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Wednesday, February 2, 2022. The call can be accessed via webcast or by dialing +1 844-750-4898 (US/Canada) or +1 412-317-5294 and referencing Roper Technologies. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 6026425.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Adjusted Revenue and EBITDA Reconciliation ($M) (From Continuing Operations)

	Q4 2020	Q4 2021		V %	FY 2020	FY 2021		V %
Adjusted Revenue Reconciliation
GAAP Revenue	$1,336	$1,512		13%	$4,854	$5,778		19%
Purchase accounting adjustment to acquired deferred revenue	5	—			12	1	A
Adjusted Revenue	$1,341	$1,512		13%	$4,866	$5,779		19%

Components of Adjusted Revenue Growth
Organic				13%				9%
Acquisitions/Divestitures				—%				9%
Foreign Exchange				—%				1%
Total Adjusted Revenue Growth				13%				19%

Adjusted EBITDA Reconciliation
GAAP Net Earnings	$225	$200			$825	$983
Taxes	55	65			226	288
Interest Expense	64	56			218	234
Depreciation	14	12			47	50
Amortization	147	146			466	584
EBITDA	$504	$478		(5)%	$1,783	$2,139		20%

Purchase accounting adjustment to acquired deferred revenue and commission expense	3	(1)	A		10	(5)	A
Impairment related to merger of CliniSys and Sunquest	—	100	B		—	100	B
Restructuring charge associated with certain Process Technologies businesses	—	—			14	—
Transaction-related expenses for completed acquisitions	5	—			9	—
Gain on sale related to minority investment in Sedaru	—	—			—	(28)
Adjusted EBITDA	$512	$576		12%	$1,815	$2,206		22%
% of Adjusted Revenue	38.2%	38.1%		(10 bps)	37.3%	38.2%		+90 bps

Table 2: Adjusted DEPS Reconciliation C (From Continuing Operations)

	Q4 2020	Q4 2021		V %	FY 2020	FY 2021		V %
GAAP DEPS	$2.12	$1.87		(12)%	$7.81	$9.23		18%
Purchase accounting adjustment to acquired deferred revenue and commission expense	0.03	(0.01)	A		0.07	(0.04)	A
Impairment related to merger of CliniSys and Sunquest	—	0.74	B		—	0.74	B
Restructuring charge associated with certain Process Technologies businesses	—	—			0.10	—
Transaction-related expenses for completed acquisitions	0.03	—			0.12	—
Amortization of acquisition-related intangible assets D	1.09	1.06			3.45	4.28
Internal tax restructuring	—	0.06			—	0.17
Gain on sale related to minority investment in Sedaru	—	—			—	(0.20)
Rounding	—	0.01			—	—
Adjusted DEPS	$3.27	$3.73		14%	$11.55	$14.18		23%

Table 3: Adjusted Cash Flow Reconciliation ($M) (From Continuing Operations)

	Q4 2020	Q4 2021	V %	FY 2020	FY 2021	V %
Operating Cash Flow	$525	$547	4%	$1,368	$1,866	36%
Cash taxes paid on sale of Gatan	—	—		192	—
Adjusted Operating Cash Flow	525	547	4%	1,560	1,866	20%
Capital expenditures	(7)	(10)		(28)	(33)
Capitalized software expenditures	(8)	(7)		(18)	(30)
Adjusted Free Cash Flow	$510	$529	4%	$1,514	$1,804	19%

Table 4: Forecasted Adjusted DEPS Reconciliation C (From Continuing Operations)

	Q1 2022		FY 2022
	Low End	High End	Low End	High End
GAAP DEPS	$2.57	$2.61	$11.00	$11.30
Purchase accounting adjustment to acquired deferred revenue and commission expense A	(0.01)	(0.01)	(0.03)	(0.03)
Amortization of acquisition-related intangible assets D	1.07	1.07	4.28	4.28
Adjusted DEPS	$3.63	$3.67	$15.25	$15.55

A.2021 actual results and 2022 forecast of estimated acquisition-related fair value adjustments to deferred revenue and commission expense related to the acquisition of Vertafore as shown below ($M except per share data).

	Q4 2021A	FY 2021A	Q1 2022E	FY 2022E
Pretax	$(1)	$(5)	$(1)	$(5)
After-tax	$(1)	$(4)	$(1)	$(4)
Per Share	$(0.01)	$(0.04)	$(0.01)	$(0.03)

B.Impairment of $100M related to merger of CliniSys and Sunquest comprised of trade name ($95M) and other amortizable intangibles ($5M).

C.All 2020, 2021 and 2022 adjustments taxed at 21%.

D.Actual results and forecast of estimated amortization of acquisition-related intangible assets ($M, except per share data).

	Q4 2020A	FY2020A	Q4 2021A	FY 2021A	Q1 2022E	FY2022E
Pretax	$146	$461	$143	$577	$145	$581
After-tax	$115	$364	$113	$456	$115	$459
Per share	$1.09	$3.45	$1.06	$4.28	$1.07	$4.28

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 500, and the Russell 1000 indices. Roper operates businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets. Additional information about Roper is available on the Company’s website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include any ongoing impacts of the COVID-19 pandemic on our business, operations, financial results and liquidity, which will depend on numerous evolving factors which we cannot accurately predict or assess, including: the duration and scope of the pandemic, new variants of the virus and the distribution and efficacy of vaccines; any negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers, and business partners, and how quickly economies and demand for our products and services recover after the pandemic subsides. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses, as well as complete the announced divestiture of our TransCore business, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of the current inflationary environment and ongoing supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, including asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	December 31, 2021	December 31, 2020
ASSETS:

Cash and cash equivalents	$351.5	$308.3
Accounts receivable, net	839.4	745.7
Inventories, net	176.1	165.1
Income taxes receivable	27.7	21.9
Unbilled receivables	95.3	72.8
Other current assets	142.5	114.3
Current assets held for sale	788.6	324.2
Total current assets	2,421.1	1,752.3

Property, plant and equipment, net	102.8	127.3
Goodwill	14,094.5	13,966.0
Other intangible assets, net	6,588.5	7,168.2
Deferred taxes	101.1	103.2
Other assets	405.9	386.2
Assets held for sale	—	521.6

Total assets	$23,713.9	$24,024.8

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$150.8	$127.1
Accrued compensation	309.8	262.6
Deferred revenue	1,130.2	990.2
Other accrued liabilities	440.7	418.6
Income taxes payable	132.0	25.7
Current portion of long-term debt, net	799.2	499.4
Current liabilities held for sale	159.1	120.8
Total current liabilities	3,121.8	2,444.4

Long-term debt, net of current portion	7,122.6	9,061.4
Deferred taxes	1,479.5	1,531.5
Other liabilities	426.2	443.6
Liabilities held for sale	—	64.1
Total liabilities	12,150.1	13,545.0

Common stock	1.1	1.1
Additional paid-in capital	2,307.8	2,097.5
Retained earnings	9,455.6	8,546.2
Accumulated other comprehensive loss	(183.1)	(147.0)
Treasury stock	(17.6)	(18.0)
Total stockholders' equity	11,563.8	10,479.8

Total liabilities and stockholders' equity	$23,713.9	$24,024.8

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
Net revenues	$1,512.3	$1,335.6	$5,777.8	$4,854.2
Cost of sales	494.3	434.7	1,860.4	1,583.4
Gross profit	1,018.0	900.9	3,917.4	3,270.8

Selling, general and administrative expenses	597.9	557.9	2,337.7	1,997.3
Impairment of intangible assets	99.5	—	99.5	—
Income from operations	320.6	343.0	1,480.2	1,273.5

Interest expense, net	55.9	63.7	234.1	218.5
Other income (expense), net	—	0.4	24.9	(3.6)

Earnings before income taxes	264.7	279.7	1,271.0	1,051.4

Income taxes	64.8	54.7	288.4	225.9

Net earnings from continuing operations	199.9	225.0	982.6	825.5

Earnings from discontinued operations, net of tax	32.0	30.8	114.1	124.2
Gain on disposition of discontinued operations, net of tax	55.9	—	55.9	—
Net earnings from discontinued operations	87.9	30.8	170.0	124.2

Net earnings	$287.8	$255.8	$1,152.6	$949.7

Net earnings per share from continuing operations:
Basic	$1.90	$2.15	$9.33	$7.89
Diluted	$1.87	$2.12	$9.23	$7.81

Net earnings per share from discontinued operations:
Basic	$0.83	$0.29	$1.62	$1.19
Diluted	$0.83	$0.29	$1.59	$1.17

Net earnings per share:
Basic	$2.73	$2.44	$10.95	$9.08
Diluted	$2.70	$2.41	$10.82	$8.98

Weighted-average common shares outstanding:
Basic	105.5	104.9	105.3	104.6
Diluted	106.7	106.0	106.5	105.7

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended December 31,				Year ended December 31,
	2021		2020		2021		2020
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$609.0		$548.5		$2,380.6		$1,799.9
Network Software & Systems	355.1		309.7		1,338.4		1,173.7
Measurement & Analytical Solutions	412.8		360.3		1,559.6		1,425.6
Process Technologies	135.4		117.1		499.2		455.0
Total	$1,512.3		$1,335.6		$5,777.8		$4,854.2

Gross profit:
Application Software	$422.4	69.4%	$376.9	68.7%	$1,650.6	69.3%	$1,228.7	68.3%
Network Software & Systems	291.6	82.1%	252.7	81.6%	1,099.5	82.2%	953.8	81.3%
Measurement & Analytical Solutions	230.2	55.8%	209.0	58.0%	895.9	57.4%	845.5	59.3%
Process Technologies	73.8	54.5%	62.3	53.2%	271.4	54.4%	242.8	53.4%
Total	$1,018.0	67.3%	$900.9	67.5%	$3,917.4	67.8%	$3,270.8	67.4%

Operating profit*:
Application Software	$163.4	26.8%	$132.1	24.1%	$635.9	26.7%	$468.7	26.0%
Network Software & Systems	143.2	40.3%	115.6	37.3%	511.6	38.2%	413.9	35.3%
Measurement & Analytical Solutions	121.0	29.3%	110.9	30.8%	482.6	30.9%	463.3	32.5%
Process Technologies	40.4	29.8%	34.6	29.5%	152.9	30.6%	115.3	25.3%
Total	$468.0	30.9%	$393.2	29.4%	$1,783.0	30.9%	$1,461.2	30.1%

*Segment operating profit is before unallocated corporate general and administrative expenses and non-cash impairment charges of intangible assets. Corporate general and administrative expenses were $47.9 and $50.2 for the three months ended December 31, 2021 and 2020, respectively, and $203.3 and $187.7 for the twelve months ended December 31, 2021 and 2020, respectively. Non-cash impairment charges were $99.5 for the three and twelve months ended December 31, 2021.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Years ended December 31,
	2021	2020
Cash flows from operating activities:
Net earnings from continuing operations	$982.6	$825.5
Adjustments to reconcile net earnings from continuing operations to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	49.7	46.7
Amortization of intangible assets	584.4	466.2
Amortization of deferred financing costs	13.5	10.9
Non-cash stock compensation	136.1	117.0
Impairment of intangible assets	99.5	—
Gain on disposal of assets, net of associated income tax	(21.6)	—
Income tax provision, excluding tax associated with gain on disposal of businesses and assets	282.9	225.9
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	(100.2)	55.0
Unbilled receivables	(19.4)	0.2
Inventories	(13.9)	0.1
Accounts payable and accrued liabilities	66.3	93.1
Deferred revenue	164.5	60.3
Cash tax paid for gain on disposal of businesses	—	(201.9)
Cash income taxes paid, excluding tax associated with gain on disposal of businesses	(320.7)	(311.6)
Other, net	(37.5)	(19.4)
Cash provided by operating activities from continuing operations	1,866.2	1,368.0
Cash provided by operating activities from discontinued operations	145.7	157.1
Cash provided by operating activities	2,011.9	1,525.1

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(217.0)	(6,018.1)
Capital expenditures	(32.9)	(28.3)
Capitalized software expenditures	(29.7)	(17.7)
Proceeds from (used in) disposal of businesses	—	(4.3)
Proceeds from sale of assets	27.1	—
Other, net	(0.7)	(2.6)
Cash used in investing activities from continuing operations	(253.2)	(6,071.0)
Proceeds from disposition of discontinued operations	115.6	—
Cash used in investing activities from discontinued operations	(5.3)	(2.9)
Cash used in investing activities	(142.9)	(6,073.9)

(Continued)

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited) - Continued
(Amounts in millions)

	Years ended December 31,
	2021	2020
Cash flows from (used in) financing activities:
Proceeds from senior notes	—	3,300.0
Payment of senior notes	(500.0)	(600.0)
Borrowings (payments) under revolving line of credit, net	(1,150.0)	1,620.0
Debt issuance costs	—	(42.0)
Cash dividends to stockholders	(236.4)	(214.1)
Treasury stock sales	15.1	10.5
Proceeds from stock based compensation, net	64.3	64.4
Other, net	(0.1)	(0.2)
Cash provided by (used in) financing activities from continuing operations	(1,807.1)	4,138.6
Cash used in financing activities from discontinued operations	(6.4)	(1.7)
Cash provided by (used in) financing activities	(1,813.5)	4,136.9

Effect of exchange rate changes on cash	(12.3)	10.5

Net increase (decrease) in cash and cash equivalents	43.2	(401.4)

Cash and cash equivalents, beginning of year	308.3	709.7

Cash and cash equivalents, end of year	$351.5	$308.3